September 2018 Vector Group Ltd. owns Liggett Group, Vector Tobacco and New Valley. New Valley owns a 70% interest in Douglas Elliman. TOBACCO EXECUTIVE MANAGEMENT • Fourth-largest cigarette manufacturer in the U.S. with a strong family of brands — Pyramid, Howard M. Lorber Grand Prix, Liggett Select, Eve and Eagle 20’s — representing 14% share of the discount market. President and Chief Executive Officer • Focused on brand strength and long-term profit growth, while continuing to evaluate Richard J. Lampen opportunities to pursue incremental volume and margin growth. Executive Vice President • Annual cost advantage due to favorable treatment under the Master Settlement Agreement that J. Bryant Kirkland III ranged between $163 million and $169 million from 2012 to 2017. Senior Vice President, Chief Financial Officer and • The only cigarette company to have reached a comprehensive settlement resolving substantially all Treasurer of the individual Engle progeny product liability cases pending in Florida. The Engle progeny cases have represented a substantial portion of Liggett’s pending litigation. Marc N. Bell Senior Vice President, General Counsel and Secretary Ronald J. Bernstein President and Chief Executive Officer of Liggett Group LLC and Liggett Vector Brands LLC COMPANY HIGHLIGHTS REAL ESTATE • Headquartered in Miami with an executive • New Valley, which owns 70.59% of Douglas Elliman Realty, LLC, is a diversified real estate office in Manhattan and tobacco operations company that is seeking to acquire additional operating companies and real estate properties. in North Carolina • New Valley has invested approximately $175 million, as of June 30, 2018, in a broad portfolio of real estate investments. • Employs approximately 1,500 people • Douglas Elliman is the largest residential real estate brokerage firm in the New York metropolitan area and the third-largest in the U.S. • Executive management and directors beneficially own 12% of the Company • Douglas Elliman’s closings totaled $26.9 billion for the last twelve months ended June 30, 2018, and it has approximately 7,000 affiliated agents and 100 offices throughout the New York • Reported cash of $3223 million and metropolitan area, South Florida, Aspen, Greenwich, Los Angeles, and Massachusetts. investments with fair value of $304 million at June 30, 2018. • Recognized as one of America’s Most Trustworthy Companies by Forbes in 2013 Adjusted EBITDA1 10-Year Stockholder Return LTM 6/30/18 Revenues Tobacco VGR Total Return 222.9% (12.4% Compounded)2 Tobacco 2 Real Estate S&P 500 Total Return 181.4% (10.9% Compounded) Real Estate 400 E-Cigarettes Corporate and Other 300 $282M $245M $257M $738M $239M 200 TOTAL $243M $268M $253M $248M 100 $1.830B 0 $1.093B $28M $27M $20M $6M ($12M) ($13M) ($15M) ($15M) ($13M) ($1M) ($1M) 2015 2016 2017 LTM 6/30/2018 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 1 Net income attributable to Vector Group Ltd. for the periods presented was approximately $60M, $71M, $85M and $87M, respectively. Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Net income to Adjusted EBITDA, please see Vector Group Ltd.’s Current Reports on Forms 8-K, filed on March 8, 2016, March 1, 2017, March 1, 2018, June 14, 2018 and August 7, 2018 10-K for the fiscal year ended December 31, 2017 and Form 10-Q for the quarterly period ended June 30, 2018 (Commission File Number 1-5759) 2 10-Year Return from August 31, 2008 to August 31, 2018 and assumes reinvestment of dividends received 3 At June 30, 2018 this amount includes cash at Douglas Elliman, a 70.59%-owned subsidiary, of $81 million and cash at Liggett, a wholly-owned subsidiary of $54 million. Excludes real estate investments This summary contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have identified these forward-looking statements using words such as “could” and similar expressions. These statements reflect our current beliefs. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. Contact: Emily Claffey / Ben Spicehandler / Columbia Clancy of Sard Verbinnen & Co (212) 687-8080 vectorgroupltd.com